UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                  Arrangements of Certain Officers
(b) On June 29, 2007, IsoTis, Inc., a Delaware corporation (the “Company”), and Kathryn Liljestrand, the Vice President of Marketing of the Company, entered into a Separation and General Release Agreement (the “Separation Agreement”), whereby Ms. Liljestrand resigned her employment with the Company, effective as of July 31, 2007 (the “Termination Date”), and the Company accepted her resignation. Pursuant to the Separation Agreement, and in accordance with the provisions of the employment agreement between Ms. Liljestrand and the Company, dated January 31, 2007 (as amended on February 22, 2007), Ms. Liljestrand will continue to receive her salary through the Termination Date at an annual rate of $182,875. In addition, on the Termination Date, (a) the Company will pay Ms. Liljestrand (i) $91,437.50, less applicable withholding, representing 50% of her annual salary, (ii) $18,228.25, less applicable withholding, representing 50% of her average annual bonus and (iii) $17,394.12, less applicable withholding, representing payment for a certain portion of her monthly COBRA premiums, and (b) 50% of any stock options or restricted stock held by Ms. Liljestrand that are unvested as of that date shall immediately vest. The Separation Agreement further provides for certain releases by Ms. Liljestrand and other terms and conditions customary for agreements of this nature. The Separation Agreement, which is filed as Exhibit 10.1 to this report on Form 8-K, is incorporated by reference in response to this Item 5.02.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Document

10.1	Separation and General Release Agreement, dated as of June 29, 2007, by and between IsoTis, Inc. and Kathryn Liljestrand.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007	ISOTIS, INC.
	By:	/s/ Robert J. Morocco
Robert J. Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Separation and General Release Agreement, dated as of June 29, 2007, by and between IsoTis, Inc. and Kathryn Liljestrand.